UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018 (May 17, 2018)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2.	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 17, 2018, State Auto Property & Casualty Insurance Company ("SAPC"), a wholly owned subsidiary of State Auto Financial Corporation (the "Company"), received a loan (the "FHLB Loan") from the Federal Home Loan Bank of Cincinnati ("FHLB"). The FHLB Loan is a 15-year term loan in the principal amount of $85,000,000 and provides for interest-only payments during its term, with principal due in full at maturity. The prepayment fee is equal to to the present value of 100% of the lost cash flow and the prepayment fee is due and payable on the date the advance is prepaid. The interest rate is fixed over the term of the loan at 3.96%. The FHLB Loan is fully secured by a pledge of specific investment securities of SAPC and replaces an existing loan with FHLB, as further described in Item 2.04.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On May 17, 2018, SAPC retired a 20-year term loan from the FHLB in the principal amount of $85,000,000. The loan provided for interest-only payments during its term, with principal due in full at maturity. The interest rate was fixed over the term of the loan at 5.03%. The prepayment fee for retiring the loan prior to maturity was equal to the present value of 100% of the lost cash flow to the Bank. Prepayment fees were due and payable on the date the loan was retired.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.01	Advance dated as of May 17, 2018, between State Auto Property & Casualty and Federal Home Loan Bank of Cincinnati.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 23, 2018	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel